                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY



                      ===================================




                             ----------------------


                            STOCK PURCHASE AGREEMENT


                             ----------------------


                                    Between


                            COBE LABORATORIES, INC.


                                      and


                           AASTROM BIOSCIENCES, INC.



                          Dated as of October 22, 1993



                      ===================================

Section                               i                               Page
-------                                                               ----
                               TABLE OF CONTENTS
                               -----------------
Section                                                               Page
-------                                                               ----


                                   ARTICLE I
                                  DEFINITIONS

1.01   Definitions.................................................   1

                                   ARTICLE II
                          PURCHASE AND SALE OF SHARES;
                                    CLOSING

2.01   Authorization, Purchase and Sale of Shares..................   12
2.02   Closing.....................................................   12

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.01   Organization, Authority and Qualification of the Company;
       No Subsidiaries.............................................   13
3.02   Restated Articles of Incorporation and By-Laws .............   14
3.03   Capitalization..............................................   14
3.04   Authority...................................................   15
3.05   No Conflict.................................................   15
3.06   Common Stock; Preferred Stock...............................   15
3.07   Compliance with Laws........................................   16
3.08   Governmental Consents and Approvals.........................   16
3.09   Financial Information.......................................   16
3.10   Absence of Certain Changes, Events and Conditions;
       Conduct in the Ordinary Course..............................   17
3.11   Employee Benefit Plans......................................   18
3.12   Leased Real Property........................................   19
3.13   Intellectual Property.......................................   20
3.14   Environmental Matters.......................................   23
3.15   Litigation..................................................   23
3.16   Agreements..................................................   23
3.17   Certain Interests...........................................   24
3.18   Licenses and Permits........................................   24

Section                               ii                              Page
-------                                                               ----

3.19   Private Offering............................................   25
3.20   Brokers.....................................................   25
3.21   General Solicitation........................................   25

                                   ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                                 THE PURCHASER

4.01   Organization of the Purchaser...............................   25
4.02   Authority...................................................   25
4.03   No Conflict.................................................   26
4.04   Securities Act..............................................   26
4.05   Governmental Consents and Approvals.........................   27
4.06   Brokers.....................................................   27

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

5.01   Access to Information; Confidentiality......................   27
5.02   Registration Rights.........................................   28
5.03   Purchaser's Option..........................................   28
5.04   Purchaser's Preemptive Rights...............................   29
5.05   Company Put Option..........................................   31
5.06   Standstill Agreement........................................   33
5.07   Purchaser's Right of First Negotiation......................   33
5.08   Legend......................................................   34
5.09   Board Observer; Board Representation........................   35
5.10   Regulatory Approvals........................................   36
5.11   Reservation of Shares.......................................   36
5.12   Voting Rights; Rights Plan..................................   37
5.13   Survival of Representations and Warranties..................   38
5.14   Company's Right of First Negotiation........................   38

                                   ARTICLE VI
                    TERM, TERMINATION, AMENDMENT AND WAIVER

6.01   Term........................................................   38
6.02   Amendment...................................................   38
6.03   Waiver......................................................   38

Section                              iii                              Page
-------                                                               ----

                                  ARTICLE VII
                               GENERAL PROVISIONS

7.01   Notices.....................................................   39
7.02   Entire Agreement; Assignment................................   40
7.03   Parties in Interest.........................................   40
7.04   Governing Law...............................................   40
7.05   Headings....................................................   40
7.06   Severability................................................   40
7.07   Counterparts................................................   41
7.08   Specific Performance........................................   41
7.09   Waiver of Trial by Jury.....................................   42

EXHIBIT 2.02(b)(ii)   Form of Opinion of Pepper, Hamilton & Scheetz
EXHIBIT 2.02(b)(iv)   Restated Articles of Incorporation
EXHIBIT 2.02(b)(vii)  Stockholders' Agreement
EXHIBIT 2.02(b)(viii) Form of Distribution Agreement
EXHIBIT 5.02          Registration Rights

DISCLOSURE SCHEDULE

     STOCK PURCHASE AGREEMENT dated as of October __, 1993 between
AASTROM BIOSCIENCES, INC., a Michigan corporation (the "Company"), and COBE
                                                        -------
LABORATORIES, INC., a Colorado corporation (the "Purchaser").
                                                 ---------


                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company desires to authorize, issue, and sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Shares (as hereinafter defined).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.01.  Definitions.  As used in this Agreement, the following terms
                    -----------
shall have the following meanings:

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or
      ------
investigation by or before any federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

     "Affiliate" means, with respect to any specified Person, any other Person
      ---------
that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Agreement" or "this Agreement" means this Stock Purchase Agreement dated
      ---------      --------------
as of October  , 1993 between the Company and the Purchaser (including the
             --
Exhibits hereto and the Disclosure Schedule) and all amendments made in accordance with the provisions of Section 6.02.

     "Applicable Percentage" has the meaning specified in Section 5.04(d).
      ---------------------

     "Applicable Preemptive Price" means (a) if the Issuance is or was a Public
      ---------------------------
Offering, the quotient of (i) the aggregate price to the public of the New Voting Securities sold by the Company in such Public Offering, less underwriting discounts and commissions , divided by (ii) the number of New Voting Securities sold by the Company in such Public Offering; (b) if the Issuance is or was a Private Placement, the Private Placement Price paid to the Company by Persons other than the Purchaser in such Private Placement; (c) if the Issuance is or was a Non-Cash Transaction and the New Voting Securities to be issued are publicly traded prior to such Issuance, the Market Price on the date of the Post-Determination Subscription Notice; (d) if the Issuance is or was a Non-Cash Transaction not described in (c) above in which a monetary value of the New Voting Securities is established, such value; and
(e) otherwise, the greater of (i) the Compounded Private Placement Price or
(ii) $8 per share of Common Stock. For purposes of calculating the Applicable Preemptive Price, the price of shares of Non-Coupon Preferred Stock shall be calculated based upon the number of shares of Common Stock into which such shares of Non-Coupon Preferred Stock are convertible at the time of such calculation.

     "Articles" means the Restated Articles of Incorporation attached as Exhibit
      --------
2.02(b)(iv) hereto establishing and designating the Preferred Stock.

     "Board" means the Board of Directors of the Company.
      -----

     "Business Combination" has the meaning specified in Section 5.07.
      --------------------

     "Business Combination Notice" has the meaning specified in Section 5.07.
      ---------------------------

     "Business Day" means any day that is not a Saturday, a Sunday or other day
      ------------
on which banks are required or authorized by law to be closed in Denver, Colorado or Ann Arbor, Michigan.

     "By-Laws" means the Restated By-Laws of the Company, as amended through the
      -------
date hereof.

     "Chapter 7B" means Chapter 7B (known as the "Stacey, Bennett and Randall
      ----------                                  ------- -------------------
Shareholder Equity Act") of the MBCA.
----------------------

     "Closing" means the completion of the transactions specified herein
      -------
relating to the purchase and sale of the Shares as contemplated by Section 2.02 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended, together with
      ----
the rules and regulations promulgated thereunder.

     "Common Stock" means the common shares of the Company, no par value.
      ------------

     "Company" has the meaning specified in the recitals to this Agreement.
      -------

     "Company Benefit Plans" has the meaning specified in Section 3.11(a).
      ---------------------

     "Company Option" has the meaning specified in Section 5.05(a).
      --------------

     "Company's Accountants" means Coopers & Lybrand, independent accountants of
      ---------------------
the Company.

     "Compounded Private Placement Price" means the Private Placement Price for
      ----------------------------------
the last Private Placement preceding the date on which the Compounded Private Placement Price is calculated, plus interest on such Private Placement Price compounded annually at a rate of 15 percent from the date of the closing of such preceding Private Placement to the date of calculation.

     "Confidential Information" means all confidential or secret data, reports,
      ------------------------
interpretations, forecasts, records, marketing, sales and other commercial data or reports, trade secrets information, know-how, methods, procedures, designs, technology, inventions, ideas, specifications, plans, patent applications and related correspondence, or other information that the parties hereto provide to each other in connection with the transactions contemplated by this Agreement, together with analyses, compilations, studies or other documents, whether prepared by their respective agents or attorneys, which contain or otherwise reflect such information; provided, however, that the following will not
                          --------  -------
constitute Confidential Information for purposes of this Agreement:

     (a) information which was in one of such parties' possession prior to its receipt from the other of such parties;

     (b) information which is obtained by one of such parties from a third person who, insofar as is known to such party, is not prohibited from transmitting the information to such party by a contractual, legal or fiduciary obligation to the other of such parties; and

     (c) information which is or becomes publicly available through no fault of either of such parties.

          "Control" (including the terms "controlled by" and "under common
           -------                        -------------       ------------
control with"), with respect to the relationship between or among two or more
------------
Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "Conversion Determination Date" has the meaning specified in Section
           -----------------------------
5.04(a).

          "Disclosure Schedule" means the Disclosure Schedule attached hereto,
           -------------------
dated as of the date hereof, delivered and forming a part of this Agreement.

          "Distribution Agreement" means the Distribution Agreement, dated as of
           ----------------------
the date hereof, between the Company and an Affiliate of the Purchaser, substantially in the form of Exhibit 2.02(b)(viii) hereto, as it may be amended from time to time in accordance with its terms.

          "Encumbrance" means any security interest, pledge, mortgage, lien,
           -----------
charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "Environmental Laws" means any federal, state, local or foreign law,
           ------------------
regulation, agency interpretation, policy, order, decree, judgment, or judicial opinion relating to (A) the manufacture, transport, use, treatment, storage, recycling, disposal, release or threatened release of Hazardous Substances or
(B) relating to the preservation, restoration, or protection of natural resources or health.

          "Environmental Permits" means any permit, license, approval,
           ---------------------
identification number or other authorization involving Hazardous Substances or required under any Environmental Law.

          "Equity Securities" means shares of Common Stock and any other
           -----------------
securities convertible into, or exchangeable for, shares of Common Stock or giving the holder the right to acquire shares of Common Stock.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, together with the rules and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that is part of the same controlled group as, or under common control with, the Company within the meaning of Section 414(b)(c)(m) or (o) of the Code.

          "Exchange Act" means the Securities and Exchange Act of 1934, as
           ------------
amended, together with the rules and regulations promulgated thereunder.

          "Exclusivity Period" has the meaning specified in Section 5.07.
           ------------------

          "Financial Statements" has the meaning specified in Section 3.09.
           --------------------

          "Fully Diluted Outstanding Common Stock" means all of the outstanding
           --------------------------------------
Common Stock, all shares of Common Stock that can be acquired by any Person upon conversion of the Shares and all shares of Common Stock that can be acquired upon conversion or exchange of any other convertible or exchangeable securities of the Company or pursuant to outstanding options, warrants or other securities or arrangements having a conversion, exchange or exercise price that is less than or equal to the Option Price and excluding the shares of Common Stock subject to the Option and any shares of Common Stock held in the treasury of the Company.

          "GAAP" means U.S. generally accepted accounting principles and
           ----
practices in effect from time to time applied consistently throughout the periods involved.

          "Hazardous Substances" means any matter containing substances which
           --------------------
are: (A) listed, classified or regulated pursuant to any Environmental Law, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq.; the
                                                            -------
Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq.; the Federal
                                                           -------
Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances
                                                -------
Control Act, 15 U.S.C. (S) 2601 et seq.; and the Clean Air Act, 42 U.S.C.
                                ------
(S) 7401 et seq.; each as
         ------
amended; (B) any petroleum products or by-products, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon gas; or
(C) any other matter to which exposure is prohibited, limited or regulated by any government authority or Environmental Law.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended, and the rules and regulations promulgated thereunder.

          "Initial Public Offering" means the initial offering to the public by
           -----------------------
the Company of shares of Common Stock registered under the Securities Act.

          "Intellectual Property" means (a) inventions, whether or not
           ---------------------
patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (f) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (g) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (h) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (i) copies and tangible embodiments of all the foregoing, in whatever form or medium, (j) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (k) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

          "Interim Financial Statements" has the meaning specified in Section
           ----------------------------
3.09.

          "IRS" means the United States Internal Revenue Service.
           ---

          "Issuance" means a Post-Conversion Issuance or a Pre-Conversion
           --------
Issuance.

          "Leased Real Property" means the real property leased by the Company,
           --------------------
together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements presently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

          "Liabilities" means any and all debts, liabilities and obligations,
           -----------
whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including, without limitation, those arising under any law, rule, regulation, or order by a governmental authority and those arising under any contract, agreement, commitment or undertaking.

          "Licensed Intellectual Property" means all Intellectual Property
           ------------------------------
licensed or sublicensed to the Company from a third party.

          "Market Price" of a security means the average of the daily closing
           ------------
prices of such security for the 30 consecutive trading days immediately preceding the day as of which "Market Price" is being determined. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if such securities are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such securities are listed or admitted to trading, or if such securities are not so listed or admitted to trading but are listed in NASDAQ'S National Market System, the closing price of such security regular way as reported by the National Market System, or if the securities are not so listed or admitted to trading, the last reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information.

          "Material Adverse Effect" means any circumstance, change, event,
           -----------------------
transaction, loss, failure, effect on the business of the Company or other occurrence that is, or could be, materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, Liabilities, results of operations or prospects of the Company.

          "MBCA" means the Michigan Business Corporation Act, effective
           ----
January 1, 1973, as amended.

          "New Voting Securities" means any shares of Common Stock (or other
           ---------------------
securities representing the common equity of the Company), any securities that are convertible into or exchangeable for or otherwise give the holder the right to acquire shares of Common Stock (or such other securities) or other Voting Securities that are issued by the Company after the date hereof, other than shares of Common Stock issued upon conversion of the Shares and Permitted Employee Stock.

          "Non-Cash Transaction" means any Issuance other than a Public Offering
           --------------------
or a

Private Placement.

          "Non-Coupon Preferred Stock" means the Shares and any other preferred
           --------------------------
stock of the Company that carries no fixed dividend and is convertible by the holder into shares of Common Stock.

          "Observation Period" has the meaning specified in Section 5.09(a).
           ------------------

          "Option" has the meaning specified in Section 5.03(a).
           ------

          "Option Closing" has the meaning specified in Section 5.03(c).
           --------------

          "Option Closing Date" has the meaning specified in Section 5.03(c).
           -------------------

          "Option Notice Date" has the meaning specified in Section 5.03(c).
           ------------------

          "Option Period" has the meaning specified in Section 5.03(b).
           -------------

          "Option Price" means a price per Option Share equal to 120% of the
           ------------
Market Price on the Option Notice Date.

          "Option Shares" means the number of newly issued shares of Common
           -------------
Stock which, immediately following the issuance thereof, will be equal to 30 percent of the Fully Diluted Outstanding Common Stock, and "Option Share" means
                                                            ------------
one of the Option Shares.

          "Out of the Money Price" means a conversion, exchange or exercise
           ----------------------
price that is equal to or greater than the Option Price.

          "Out of the Money Option Stock" means any Common Stock issued or to be
           -----------------------------
issued by the Company upon conversion or exchange of any convertible or exchangeable securities of the Company or pursuant to the exercise of any outstanding options, warrants or other securities having an Out of the Money Option Price.

          "Owned Intellectual Property" means all Intellectual Property, other
           ---------------------------
than the Licensed Intellectual Property, in and to which the Company holds, or has a right to hold, any right, title and interest.

          "Permitted Encumbrances" means such of the following as to which no
           ----------------------
enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; and (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations.

          "Permitted Employee Stock" means (a) shares of Common Stock or options
           ------------------------
to
purchase Common Stock issued to employees of the Company after the Initial Public Offering, (b) all shares issuable to employees or consultants of the Company pursuant to options issued by the Company prior to the date hereof,
(c) all options and shares issuable pursuant to the Stock Option Plans, up to the sum of (i) the aggregate number of shares authorized in the Stock Option Plans as of the date hereof and (ii) up to an additional 300,000 shares of Common Stock issuable pursuant to options granted after the date hereof, and (d) an additional number of shares of Common Stock (or options therefor) equal to not more than 25% of the additional shares (of Common Stock or of Non-Coupon Preferred Stock) issued by the Company from and after the date hereof (including the Shares) until one day prior to the date of the Initial Public Offering.

          "Person" means an individual, corporation, partnership, association,
           ------
trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

          "Post-Determination Issuance" has the meaning specified in Section
           ---------------------------
5.04(a).

          "Post-Determination Issuance Notice" has the meaning specified in
           ----------------------------------
Section 5.04(a).

          "Post-Determination Preemptive Right" has the meaning specified in
           -----------------------------------
Section 5.04(b).

          "Post-Determination Subscription Notice" has the meaning specified in
           --------------------------------------
Section 5.04(a).

          "Post-Option Issuance" has the meaning specified in Section 5.03(g).
           --------------------

          "Post-Option Issuance Notice" has the meaning specified in Section
           ---------------------------
5.03(g).

          "Post-Option Purchase Right" has the meaning specified in Section
           --------------------------
5.03(g).

          "Pre-Determination Issuance" has the meaning specified in Section
           --------------------------
5.04(d).

          "Pre-Determination Preemptive Rights" has the meaning specified in
           -----------------------------------
Section 5.04(d).

          "Preferred Stock" means the shares of Series C convertible preferred
           ---------------
stock of the Company to be issued pursuant to this Agreement.

          "Private Placement" means an Issuance for cash other than a Public
           -----------------
Offering.

          "Private Placement Price" means the quotient of (i) the aggregate
           -----------------------
price paid to the Company in a Private Placement less the sales agency and placement fees of such Private Placement borne by the Company, divided by
(ii) the number of securities sold by the Company in such Private Placement. For purposes of calculating the Private Placement Price, the price of shares of Non-Coupon Preferred Stock shall be calculated based upon the number of shares of Common Stock into which such shares of Non-Coupon Preferred Stock are convertible at the time of such calculation.

          "Public Offering" means a public offering of New Voting Securities
           ---------------
registered on a registration statement under the Securities Act.

          "Purchase Price" has the meaning specified in Section 2.01.
           --------------

          "Purchaser" has the meaning specified in the recitals to this
           ---------
Agreement.

          "Purchaser Designees" has the meaning specified in Section 5.09(b).
           -------------------

          "Purchaser Observer" has the meaning specified in Section 5.09(a).
           ------------------

          "Put Notice" has the meaning specified in Section 5.05(b).
           ----------

          "Qualifying IPO" has the meaning specified in Section 5.05(a).
           --------------

          "Qualifying Private Placement" has the meaning specified in Section
           ----------------------------
5.05(a).

          "Registration Rights" means the registration rights of the Purchaser
           -------------------
as set forth in Exhibit 5.02 hereto.

          "Reserve Amount" has the meaning specified in Section 5.11.
           --------------

          "Restated Articles of Incorporation" means the Restated Articles of
           ----------------------------------
Incorporation of the Company, as amended through the date hereof.

          "Securities Act" means the Securities Act of 1933, as amended,
           --------------
together with the rules and regulations promulgated thereunder.

          "Series A Preferred Stock" means the Series A preferred stock of the
           ------------------------
Company.

          "Series B Preferred Stock" means the Series B preferred stock of the
           ------------------------
Company.

          "Shares" has the meaning specified in Section 2.01.
           ------

          "Stock Option Plans" means the Company's 1992 Stock Option Plan, the
           ------------------
1989 Stock Option Plan and the Ancillary Stock Option Plan.

          "Subsidiaries" means any and all corporations, partnerships, joint
           ------------
ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

          "Total Voting Power" means the combined voting power of all the Voting
           ------------------
Securities.

          "Voting Securities" means any shares of any class of capital stock of
           -----------------
the Company entitled to vote generally in the election of directors.


                                  ARTICLE II

                     PURCHASE AND SALE OF SHARES; CLOSING
                     ------------------------------------

          SECTION 2.01.  Authorization, Purchase and Sale of Shares.  Upon the
                         ------------------------------------------
terms set forth herein, at the Closing, the Company shall authorize, issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 10,000 shares of Preferred Stock (the "Shares") for a purchase price of $10,000,000
                                ------
(the "Purchase Price").  The Company hereby acknowledges receipt of $1,000,000
      --------------
received from the Purchaser by the Company prior to the date hereof, which $1,000,000 shall be a credit against the Purchase Price.

          SECTION 2.02.  Closing.  (a)  The Closing of the purchase and sale
                         -------
shall take place simultaneously with the execution of this Agreement at the offices of the Company in Ann Arbor, Michigan.

          (b) At the Closing, the Company shall deliver or cause to be delivered to the Purchaser: (i) stock certificates evidencing the Shares registered in the name of the Purchaser; (ii) a legal opinion from Pepper, Hamilton & Scheetz, Michigan, legal counsel to the Company substantially in the form of Exhibit 2.02(b)(ii) hereto; (iii) a receipt for the Purchase Price;
(iv) a copy of the Restated Articles of Incorporation certified by the Corporations and Securities Bureau of the Department of Commerce of the State of Michigan and a copy of the By-Laws certified by the Secretary of the Company;
(v) a certificate from the Corporations and Securities Bureau of the Department of Commerce, certifying as to the good standing of the Company under the laws of such state; (vi) evidence reasonably satisfactory to the Purchaser of the adoption by the Board of the Company of actions duly approving this Agreement, the Distribution Agreement and the transactions contemplated hereby and thereby;
(vii) agreements executed by H & Q Life Science Technology Fund I, H & Q London Ventures, Brentwood Associates V, L.P., Wind Point II, L.P. and State Treasurer of State of Michigan, as custodian for certain pension funds, which shareholders of the Company hold in excess of 80% of the Voting Securities of the Company, in the form of Exhibit 2.02(b)(vii) hereto agreeing (A) to vote shares held by such shareholder against any proposal to amend the By-Laws or the Restated Articles of Incorporation so as to make Chapter 7B of the MBCA applicable to acquisitions of shares of Common Stock or Voting Securities and (B) to vote in favor of the Purchaser Designees as directors; and (viii) a copy of the Distribution Agreement, duly executed by the Company.

          (c)  At the Closing, the Purchaser shall deliver to the Company:
(i) the Purchase Price, by wire transfer, to an account or accounts designated by the Company at least five Business Days prior to the Closing Date; (ii) a receipt for the Shares; and (iii) a copy of the Distribution Agreement duly executed by the Purchaser.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants to the Purchaser that:

          SECTION 3.01.  Organization, Authority and Qualification of the
                         ------------------------------------------------
Company; No Subsidiaries.  The Company is a corporation duly organized, validly
------------------------
existing and in good standing under the laws of the State of Michigan and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the business of the Company as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in Michigan which is the only jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable. The Company has no Subsidiaries.

          SECTION 3.02.  Restated Articles of Incorporation and By-Laws.  The
                         ----------------------------------------------
Company has heretofore furnished to the Purchaser a complete and correct copy of the Restated Articles of Incorporation and the By-Laws, each as amended to date, each of which is in full force and effect. The Company is not in violation of any of the provisions of the Restated Articles of Incorporation or By-Laws.

          SECTION 3.03.  Capitalization.  (a)  The authorized capital stock of
                         --------------
the Company consists of (x) 5,540,000 shares of Preferred Stock, consisting of 2,500,000 issued and outstanding shares of Series A Preferred Stock, 3,030,000 issued and outstanding shares of Series B Preferred Stock and the Shares, none of which is issued, outstanding or reserved for issuance, except pursuant to this Agreement, and (y) 15,000,000 shares of Common Stock, of which
(i) 1,736,219 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable (except as noted in Section 3.03(a) of the Disclosure Schedule), (ii) 5,530,000 shares of Common Stock are reserved for issuance upon conversion of the Series A and Series B Preferred Stock, (iii) no shares of Common Stock are held in the treasury of the Company and (iv) an aggregate of 1,573,940 shares of Common Stock are reserved for issuance pursuant to the Company's Stock Option Plans. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights.

          (b) Except as set forth in Section 3.03(b) of the Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or, to the knowledge of the Company, any of its stockholders is a party or obligating the Company or any of its stockholders to issue or to sell any shares of capital stock of, or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of the capital stock of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

          (c) Except as set forth in Section 3.03(c) of the Disclosure Schedule, the Company is not party to any agreement granting registration rights to any Person with respect to any equity or debt securities of the Company.

          SECTION 3.04.  Authority.  The Company has all necessary corporate
                         ---------
power and authority to execute and deliver this Agreement and the Distribution Agreement and to perform its obligations and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and the Distribution Agreement by the Company have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Distribution Agreement or to consummate the transactions contemplated by this Agreement or the Distribution Agreement. This Agreement and the Distribution Agreement have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Purchaser and payment for the Shares as contemplated by this Agreement, constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms.

          SECTION 3.05.  No Conflict.  The execution and delivery of this
                         -----------
Agreement and the Distribution Agreement by the Company do not, and the performance of this Agreement and the Distribution Agreement by the Company will not, (i) conflict with or violate the Restated Articles of Incorporation or By-Laws, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which the Company is a party, or by which the Company or its properties are bound or affected.

          SECTION 3.06.  Common Stock; Preferred Stock.  All Shares and all
                         -----------------------------
shares of Common Stock subject to issuance as contemplated by this Agreement (including, without limitation, the Common Stock issuable upon conversion of the Shares and pursuant to Article V of this Agreement), upon such issuance against payment therefor in accordance herewith or upon conversion of the Shares, as the case may be, shall (i) be duly authorized, validly issued, fully paid and nonassessable and (ii) be free and clear of all Encumbrances of any kind whatsoever (including, without limitation, any preemptive rights of any other stockholder of the Company). Upon issuance in accordance with the Articles and herewith, all such shares of Common Stock shall have accorded to them full voting rights. Upon issuance in accordance herewith, the Shares will have the rights, including, without limitation, the voting rights, set forth in the Articles.

          SECTION 3.07.  Compliance with Laws.  Except as set forth in Schedule
                         --------------------
3.07 of the Disclosure Schedule and as would not have a Material Adverse Effect, to the best knowledge of the Company, the Company is not in conflict with, or violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or by which the Company or any of its properties are bound or affected.

          SECTION 3.08.  Governmental Consents and Approvals.  The execution,
                         -----------------------------------
delivery and performance of this Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any governmental or regulatory authority, domestic or foreign, except (a) as described in Section 3.08 of the Disclosure Schedule and (b) to the extent applicable, upon issuance of shares of Common Stock pursuant to
Article V of this Agreement and upon a conversion of the Shares as provided for in the Articles, the notification requirements of the HSR Act.

          SECTION 3.09.  Financial Information.  True and complete copies of (i)
                         ---------------------
the audited balance sheets of the Company for each of the fiscal years ended as of June 30, 1992 and June 30, 1993, and the related audited statements of income and cash flows of the Company, together with all related notes thereto, accompanied by the reports thereon of the Company's Accountants (collectively, the "Financial Statements") and (ii) the unaudited balance sheet of the Company
     --------------------
as of August 31, 1993, and the related unaudited statements of income and cash flow, together with all related notes thereto (collectively referred to herein as the "Interim Financial Statements"), are set forth in Section 3.09 of the
        ----------------------------
Disclosure Schedule. The Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the financial condition, results of operations and cash flows of the Company as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company, the results of the operations and cash flows of the Company as of the dates thereof or for the periods covered thereby; provided, however, that the
                                                  -----------------
Interim Financial Statements are subject to normal year-end adjustments, none of which are expected to be material in amount, and to the inclusion of footnotes with respect to the matters covered by the footnotes in the Financial Statements.

          SECTION 3.10.  Absence of Certain Changes, Events and Conditions;
                         --------------------------------------------------
Conduct in the Ordinary Course.  (a)  Since June 30, 1993, except as disclosed
------------------------------
in Schedule 3.10(a) of the Disclosure Schedule, there has not been any change having a Material Adverse Effect. Except as disclosed in Schedule 3.10(a) of the Disclosure Schedule, there are no conditions known to the Company existing, with respect to the research, markets, proposed development and marketing plans, products, facilities, existing and prospective technologies, capabilities or personnel of the Company that reasonably would be expected to have a Material Adverse Effect.

          (b) Since June 30, 1993, the Company has been operated only in the ordinary course. As amplification and not limitation of the foregoing, except as disclosed in Schedule 3.10(b) of the Disclosure Schedule, the Company has not, since June 30, 1993:

          (i) permitted or allowed any of the assets or properties (whether tangible or intangible) of the Company to be subjected to any Encumbrance, other than Permitted Encumbrances;

          (ii) made any loan to, guaranteed any indebtedness of or otherwise incurred any indebtedness on behalf of any Person;

          (iii) failed to pay any creditor any amount owed to such creditor when due;

          (iv) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Company;

          (v) made any material changes in the customary methods of operations of the Company;

          (vi) merged with, entered into a consolidation with or acquired an interest in, any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

          (vii) made any capital expenditure or commitment for any capital expenditure in excess of $200,000 individually or $750,000 in the aggregate;

          (viii)issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company;

          (ix) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

          (x) made any change in any method of accounting or accounting practice or policy used by the Company, other than such changes required by U.S. GAAP;

          (xi) disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent) or permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company has any right, title, interest or license; or

          (xii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.09 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.10, except as expressly contemplated by this Agreement.

          SECTION 3.11.  Employee Benefit Plans.  (a)  With respect to each
                         ----------------------
employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA),
                 ---------------------
maintained or contributed to by the Company or any of its ERISA Affiliates or with respect to which the Company or any of its ERISA Affiliates could incur liability under Section 4069, 4201 or 4212(c) of ERISA (the "Company Benefit
                                                            ----------------
Plans"), the Company has made available to the Purchaser a true and correct copy
------
of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Benefit Plan, (iii) each trust agreement relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required and (v) the most recent determination letter issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code.

          (b) Except as set forth in Section 3.11(b) to the Disclosure Schedule, none of the Company Benefit Plans promises or provides retiree medical or life insurance benefits to any person. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it is so qualified and nothing has occurred since the date of such letter to affect the qualified status of such plan. Except for the Stock Option Plans, none of the Company Benefit Plans in effect on the date hereof would result, separately or in the aggregate, in the payment of any material "excess parachute payment" within the
                                           ------------------------
meaning of Section 280G of the Code. Each Company Benefit Plan has been operated in all material respects in accordance with its terms and the requirements of applicable Law. Except as set forth in Section 3.11(b) to the Disclosure Schedule, none of the Company Benefit Plans is subject to Title IV of ERISA, and neither the Company nor any of its ERISA Affiliates has incurred, or reasonably expects to incur, any direct or indirect liability under or by operation of Title IV or ERISA.

          (c) With respect to the Company Benefit Plans, other than claims for benefits, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its ERISA Affiliates could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law, which would, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.12.  Leased Real Property.  (a)  The Company owns no real
                         --------------------
property.

          (b) Section 3.12(b) of the Disclosure Schedule contains a list of all of the Leased Real Property. Except as described in such Section of the Disclosure Schedule, (i) there is no material violation of any law, rule or regulation by the Company or known to the Company relating to any of the Leased Real Property, (ii) the Company is in peaceful and undisturbed possession of the Leased Real Property, and so long as the lease remains in effect, there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used and (iii) the Company has not leased or subleased any parcel or any portion of any parcel of Leased Real Property to any other Person, nor has the Company assigned its interest under any lease or sublease listed in Section 3.12(b) of the Disclosure Schedule to any third party.

          (c) The Company has, or has caused to be, delivered to the Purchaser true and complete copies of all leases and subleases listed in Section 3.12(b) of the Disclosure Schedule. Each of such leases and subleases is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto, and except as set forth on Schedule 3.12(c) of the Disclosure Schedule, the Company is not in default or breach of (with or without the giving of notice or the passage of time) any such leases or subleases. To the knowledge of the Company, no third party is in material breach of any of such leases or subleases.

          SECTION 3.13.  Intellectual Property.  (a)  Except as set forth in
                         ---------------------
Schedule 3.13
of the Disclosure Schedule: (i) all the Owned Intellectual Property is owned by the Company, free and clear of any Encumbrance and (ii) no Actions have been made or asserted or are pending (nor, to the best knowledge of the Company after due inquiry, has any such Action been threatened) against the Company either
(A) based upon or challenging or seeking to deny or restrict the use by the Company of any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by the Company are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. To the best knowledge of the Company after due inquiry, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Owned Intellectual Property or that infringe upon the Owned Intellectual Property or upon the rights of the Company therein. Except as disclosed in
Section 3.12 of the Disclosure Schedule, the Company has not granted any license or other right to any other Person with respect to the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property.

          (b) Except as set forth on Section 3.13(b) of the Disclosure Schedule, each license and sublicense with respect to the Licensed Intellectual
Property:

          (i) is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

          (ii) except as otherwise set forth in Section 3.13(b)(ii) of the Disclosure Schedule, will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of any of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

          (iii) no Actions have been made or asserted or are pending (nor, to the best knowledge of the Company after due inquiry, has any such Action been threatened) against the Company either (A) based upon or challenging or seeking to deny or restrict the use by the Company of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any Person; and

          (iv) to the knowledge of the Company, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Licensed Intellectual Property or that infringe upon the Licensed Intellectual Property or upon the rights of the Company therein.

          (c) Except as otherwise disclosed in Section 3.13(c) of the Disclosure Schedule, with respect to each such license or sublicense of Licensed Intellectual Property: (i) the Company has not received any notice of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of the Company thereunder, (ii) the Company has not received any notice of a breach or default under such license or sublicense, which breach or default has not been cured and (iii) the Company has not granted to any other Person any rights, adverse or otherwise, under such license or sublicense.

          (d) Neither the Company nor (to the knowledge of the Company) any other party to such license or sublicense of Licensed Intellectual Property is in breach or default in any material respect, and, to the best knowledge of the Company after due inquiry, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense.

          (e) Except as set forth in Section 3.13(e) of the Disclosure Schedule, the Company is not aware of any reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

          (f) The Company has taken all reasonable security measures to protect the secrecy, confidentiality and value of all Intellectual Property required to conduct its business. Each founder, officer, director and employee of the Company has executed a Proprietary Information and Inventions Agreement in the Company's standard form, each such agreement is in full force and effect as of the date hereof and to the best of the Company's knowledge, none of the Company's current or former officers, employees or consultants is or will be in violation thereof. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees or consultants (or people it currently intends to hire) made prior to their employment by or consultancy to the Company, other than inventions which have been licensed to the Company.

          (g) Section 3.13(g) of the Disclosure Schedule sets forth a complete list of all patent applications in which the Company has an interest. The Company believes that the inventions described in such applications are patentable, that the claims made therein should issue in all material respects and that the patents, if issued, would cover all techniques currently known to the Company to grow human stem cells in culture.

          (h) Except as disclosed in Section 3.13(h) of the Disclosure Schedule, no consultant to or employee of the Company has granted any license or other right to any Person other than the Company with respect to the Owned Intellectual Property. The Company is not aware that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or any order of any court or administrative agency, that would interfere with the use of such employee's or consultant's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

          SECTION 3.14.  Environmental Matters.  Except as would not have a
                         ---------------------
Material Adverse Effect, the Company, to the best of its knowledge, (a) is not violating and has not in the past violated any Environmental Law or Permit,
(b) is not exposed to any claims of liability for any off-site disposal or contamination, (c) has not received notice of any claim or threatened claim relating to any Environmental Permit, Environmental Law or otherwise relating to any Hazardous Substance and (d) is not aware of any circumstance likely to result in claims, liability, investigation, monitoring or remediation costs or restrictions on the ownership, use, or transfer of any Real Property or Environmental Permit pursuant to any Environmental Law. With respect to its period of ownership or use of any property, there has not been any contamination, release or threat of release at any currently or formerly owned, leased or used real property that would have a Material Adverse Effect.

          SECTION 3.15.  Litigation.  There is no pending or, to the knowledge
                         ----------
of the Company, threatened litigation, arbitration or governmental investigation or legal, administrative or regulatory proceeding against the Company or to which any of its properties is or would be subject that (a) if adversely determined, would have a Material Adverse Effect or (b) relates to this Agreement or the Distribution Agreement or the transactions contemplated hereby and thereby. Except as set forth in Schedule 3.15 of the Disclosure Schedule, there are no material citations, fines or penalties heretofore asserted against the Company under any federal, state or local law that remain unpaid or that otherwise bind the assets of the Company.

          SECTION 3.16.  Agreements.  Section 3.16 of the Disclosure Schedule
                         ----------
lists each agreement, contract (other than leases of Leased Real Property), license commitment or instrument (including any and all amendments thereto) to which the Company is a party, involving aggregate annual payments of at least $200,000 or which is material, individually or in the aggregate, to the business, operations or financial condition of the Company, each of which is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto, and except as set forth on Schedule 3.16 of the Disclosure Schedule, the Company is not in default or breach of (with or without the giving of notice or the passage of time) any such agreement or instrument. To the knowledge of the Company, no third party is in material breach of any such agreements. The Company has caused to be delivered to the Purchaser true and complete copies of all such agreements, including all amendments thereto.

          SECTION 3.17.  Certain Interests.  (a)  Except as disclosed in Section
                         -----------------
3.17(a) of the Disclosure Schedule, no officer or director of the Company and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

          (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company, provided, however, that the ownership
                                          --------  -------
     of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

          (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company uses or has used in the conduct of the Business or otherwise;

          (iii) has outstanding any indebtedness to the Company; or

          (iv) has any contract or agreement with the Company.

          (b) Except as disclosed in Section 3.17(b) of the Disclosure Schedule, the Company has no Liability or any other obligation of any nature whatsoever to any officer, director or shareholder of the Company or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder.

          SECTION 3.18.  Licenses and Permits.  Except as would not have a
                         --------------------
Material Adverse Effect, the Company, to the best of its knowledge, has all governmental licenses, permits and other governmental authorizations and approvals required for the conduct of its businesses as now conducted, and all such licenses, permits, authorizations and approvals will remain in full force and effect immediately following the consummation of the transactions hereunder.

          SECTION 3.19.  Private Offering.  No form of general solicitation or
                         ----------------
general advertising (including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or other medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any other Person acting on behalf of the Company in respect of the Shares or in connection with the offer and sale of the Shares.

          SECTION 3.20.  Brokers.  No broker, finder or investment banker, other
                         -------
than Hambrecht & Quist (whose fees shall be paid by the Company), is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Company. All arrangements between the Company and Hambrecht & Quist with respect to such fees have been disclosed to the Purchaser.

          SECTION 3.21.  General Solicitation.  The Company has not made any
                         --------------------
general advertising or general solicitation with respect to the purchase of the Shares, the Option or any shares of Common Stock into which the Shares may be converted or for which the Option may be exercised, or any other securities of the Company that may be purchased pursuant hereto.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

          The Purchaser represents and warrants to the Company that:

          SECTION 4.01.  Organization of the Purchaser.  The Purchaser is a
                         -----------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

          SECTION 4.02.  Authority.  The Purchaser has all necessary corporate
                         ---------
power and authority to execute and deliver this Agreement and the Distribution Agreement and to perform its obligations and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and the Distribution Agreement by the Purchaser have been duly and validly authorized by all necessary corporate action of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or the Distribution Agreement or to consummate the transactions contemplated by this Agreement or the Distribution Agreement. This Agreement and the Distribution Agreement have been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery hereof by the Company, constitute the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with their terms.

          SECTION 4.03.  No Conflict.  The execution and delivery of this
                         -----------
Agreement and the Distribution Agreement by the Purchaser do not, and the performance of this Agreement and the Distribution Agreement by the Purchaser will not, (i) conflict with or violate the articles of incorporation or by-laws of the Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Purchaser or by which it or its properties are bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties is bound or affected.

          SECTION 4.04.  Securities Act.  The Purchaser is an "accredited
                         --------------
investor", as that term is defined in Regulation D promulgated under the Securities Act. The Purchaser received no general advertising or general solicitation with respect to the purchase of the Shares, the Option or any shares of Common Stock into which the Shares may be converted for which the Option may be exercised, or any other securities of the Company that may be purchased pursuant hereto. The Purchaser is acquiring the Shares and the Option, and all shares of Common Stock into which the Shares may be converted, solely for its own account, as principal, for investment purposes only and not with a view to, or for, resale or distribution thereof. The Purchaser has no present intention, agreement or arrangement to resell, assign, transfer or otherwise dispose of all or any part of the Shares, the Option or any shares of Common Stock into which the Shares may be converted. The Purchaser understands that in reliance upon the foregoing representation and warranty, the offer and sale of the Shares and the Option are not registered under the Securities Act or any state securities law. The Purchaser will not sell, assign, transfer or otherwise dispose of the Shares, the Option or the shares of Common Stock into which the Shares may be converted or for which the Option may be exercised except pursuant to a registration under the Securities Act and applicable state securities laws or an exemption therefrom.

          SECTION 4.05.  Governmental Consents and Approvals.  The execution,
                         -----------------------------------
delivery
and performance of this Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any governmental or regulatory authority, domestic or foreign, except (a) as described in Section 4.05 of the Disclosure Schedule and
(b) to the extent applicable, upon issuance of shares of Common Stock pursuant to Article V of this Agreement and upon a conversion of the Shares as provided for in the Articles, the notification requirements of the HSR Act.

          SECTION 4.06.  Brokers.  No broker, finder or investment banker, other
                         -------
than Lehman Brothers Inc. (whose fees shall be paid by the Purchaser), is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder, based upon arrangements made by or on behalf of the Purchaser.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS
                             ---------------------

          SECTION 5.01.  Access to Information; Confidentiality.  The Company
                         --------------------------------------
shall, and shall cause its officers, directors, employees, auditors and other agents to, provide to the Purchaser such financial, operating and other data and information with respect to the business and properties of the Company as the Purchaser shall reasonably request to monitor the investment made pursuant hereto and to exercise its rights hereunder. The Purchaser and the Company agree to keep secret and not to disclose to any third party any Confidential Information of the other that may from time to time be received from the other party; provided, however, that the Purchaser may disclose such information to
       --------  -------
its Affiliates which agree to be bound by the provisions of this Section 5.01. The Confidential Information exchanged between the parties pursuant to this Agreement shall not be used by the receiving party for any purpose other than for purposes of carrying out covenants or other obligations contained in this Agreement.

          SECTION 5.02.  Registration Rights.  The Company hereby grants to the
                         -------------------
Purchaser the registration rights set forth in Exhibit 5.02.

          SECTION 5.03.  Purchaser's Option.  (a)  The Company hereby grants to
                         ------------------
the Purchaser an irrevocable option (the "Option") to purchase all, but not less
                                          ------
than all, of the Option Shares at the Option Price in accordance with this
Section 5.03.

          (b) The Purchaser may exercise the Option at any time during the three-year period commencing on the closing date of the Initial Public Offering (the "Option Period"). Upon the expiration of the Option Period, the right to
      -------------
exercise the Option under this Section 5.03 shall expire and be of no further force and effect. Notwithstanding any such expiration, the Purchaser shall be entitled to acquire the Option Shares with respect to which it has exercised the Option in accordance with the terms hereof during the Option Period.

          (c) If the Purchaser wishes to exercise the Option, it shall deliver to the Company a written notice; the date such notice is delivered to the Company by the Purchaser being the "Option Notice Date") specifying (i) the
                                    ------------------
Purchaser's intention to acquire the Option Shares and

(ii) a place and date not earlier than five business days nor later than fifteen business days (the "Option Closing Date") from the Option Notice Date for the
                    -------------------
closing of such acquisition (the "Option Closing").  The Purchaser shall also
                                  --------------
deliver to the Company at the Option Closing an opinion of counsel (it being agreed that Shearman & Sterling shall be deemed satisfactory) in form and substance reasonably satisfactory to the Company and its counsel or other evidence reasonably satisfactory to the Company and its counsel that the acquisition of the Option Shares by the Purchaser complies with the Securities Act and with any applicable state securities laws.

          (d) On the Option Closing Date, the Purchaser shall pay to the Company, in immediately available funds by wire transfer to a bank account designated in writing by the Company, an amount equal to the Option Price multiplied by the number of Option Shares.

          (e) At the Option Closing, simultaneously with the delivery of the consideration specified in paragraph (d) of this Section 5.03, the Company shall deliver to the Purchaser a certificate or certificates representing the Option Shares registered in the name of the Purchaser.

          (f) The Option may be transferred to any Affiliate of the Purchaser but is not otherwise transferable without the prior written consent of the Company.

          (g) (i) In the event that, at any time following the exercise of the Option, the Company issues (a "Post-Option Issuance") any Out of the Money
                               --------------------
Option Stock, it shall deliver written notice of such intention (the "Post-
                                                                      ----
Option Issuance Notice") to the Purchaser within 30 days after the date of such
----------------------
Post-Option Issuance. The Post-Option Issuance Notice shall set forth the number of shares of Common Stock issued and the applicable Out of the Money Option Price.

          (ii) In connection with each Post-Option Issuance, the Purchaser shall have the right (the "Post-Option Purchase Right") to purchase from the Company
                     --------------------------
at the Option Price the number of shares of Common Stock equal to 30 percent of the aggregate of the total number of shares of Out of the Money Option Stock issued in such Post-Option Issuance plus the number of shares of Common Stock to be issued to the Purchaser upon exercise of the Post-Option Purchase Right.

          (iii) In the event that the Purchaser wishes to exercise its Post-Option Purchase Right, it shall deliver to the Company, within thirty days after the date of the Post-Option Issuance a written notice in which the Purchaser agrees to purchase at the Option Price the number of shares of Common Stock which the Purchaser is entitled to purchase upon exercise of the Post-Option Purchase Right.

          SECTION 5.04.  Purchaser's Preemptive Rights.  (a)  In the event that
                         -----------------------------
the Company proposes to issue (a "Post-Determination Issuance") any New Voting
                                  ---------------------------
Securities, and such issuance will occur at any time following the date when the conversion price for the Shares has been determined in accordance with the Restated Articles of Incorporation (the "Conversion Determination Date"), it
                                         -----------------------------
shall deliver written notice of such intention (the "Post-Determination Issuance
                                                     ---------------------------
Notice") to the Purchaser not less than 30 days prior to (i) the date of initial
------
filing of a registration statement, in the case of a Public Offering or (ii) the expected date of issuance, in the case of any other Post-Determination Issuance. The Post-Determination Issuance Notice shall set forth in reasonable detail the terms of such Post-Determination Issuance, including, without limitation, (A) a description, and the number, of New Voting Securities proposed to be issued, (B) in the case of a Public Offering, the estimated price to the public, underwriting discount and commissions, expenses and underwriters of the Public Offering, (C) in the case of a Private Placement, the sales price, to the extent then known by the Company, and the identity of the proposed purchasers, and (D) in the case of a Non-Cash Transaction, a description of such transaction, including, without limitation, the consideration and the parties thereto. If information concerning the identity of proposed purchasers in a Private Placement becomes known to the Company subsequent to the delivery of the Post-Determination Issuance Notice, the Company shall, promptly after gaining such knowledge, deliver such information to the Purchaser in writing.

          (b) In connection with each Post-Determination Issuance, the Purchaser shall have the right (the "Post-Determination Preemptive Right") to
                                     -----------------------------------
purchase from the Company at the Applicable Preemptive Price simultaneously with, and otherwise upon the terms and subject to the conditions of, the Post-Determination Issuance up to the number of shares of Common Stock or other Voting Securities, as the case may be, necessary to permit the Purchaser to maintain the percentage of the outstanding Common Stock owned by the Purchaser and the percentage of Total Voting Power the Purchaser had, in each case, immediately prior to such Post-Determination Issuance (including, for purposes of calculating such percentage, all shares of Common Stock or other Voting Securities that the Purchaser has the right to acquire upon exercise of options or warrants, conversion or exchange of other securities or otherwise, if the Option has not yet been exercised, excluding the shares of Common Stock subject to the Option).

          (c) In the event that the Purchaser wishes to exercise its Post-Determination Preemptive Right, it shall deliver to the Company, not later than ten days prior to the proposed date of the initial filing of the registration statement, in the case of a Public Offering, and the proposed date of issuance, in any other case, a written notice (a "Post-Determination Subscription Notice")
                                        --------------------------------------
in which the Purchaser specifies the number of New Voting Securities which the Purchaser elects to purchase and in which the Purchaser agrees to purchase such specified number of New Voting Securities at the Applicable Preemptive Price subject to the same conditions as the Post-Determination Issuance.

          (d) In the event that the Company issues (such issuance being a "Pre-
                                                                           ---
Determination Issuance") any New Voting Securities during the period beginning
----------------------
on the date hereof and ending on and including the Conversion Determination Date, then the Purchaser shall have the option (the "Pre-Determination
                                                     -----------------
Preemptive Rights) to purchase from the Company at the Applicable Preemptive
-----------------
Price for each such Pre-Determination Issuance up to the number of New Voting Securities issued in each such Pre-Determination Issuance equal to the Applicable Percentage. The "Applicable Percentage" means the greater of (i) the
                            ---------------------
percentage of outstanding Common Stock (including any other securities representing common equity) and (ii) the percentage of Total Voting Power, in either case that would have been held by the Purchaser if the Shares had been converted into shares of Common Stock immediately prior to such Pre-Determination Issuance at the conversion price of the Shares on the Conversion Determination Date (including, for purposes of calculating such percentage, all shares of Common Stock or other Voting Securities that the Purchaser has the right to acquire upon exercise of options or warrants, conversion or exchange of other securities or otherwise, but if the Option has not yet been exercised, excluding the shares of Common Stock subject to the Option).

          (e) In the event that the Purchaser wishes to exercise the Pre-Determination Preemptive Right, it shall deliver to the Company, at any time during the period commencing on the Conversion Determination Date and ending thirty days thereafter, a written notice in which the Purchaser specifies the number of New Voting Securities which the Purchaser elects to purchase and in which the Purchaser agrees to purchase such specified number of New Voting Securities at the Applicable Preemptive Prices. The closing of the purchase of New Voting Securities upon the Purchaser's exercise of the Pre-Determination Preemptive Right shall take place within five days of the receipt of the written notice referred to in the immediately preceding sentence.

          SECTION 5.05.  Company Put Option.  (a)  The Company may, at its
                         ------------------
option, require the Purchaser to purchase (the "Company Option") in accordance
                                                --------------
with the terms of this Section 5.05, Equity Securities in conjunction with either (i) the Initial Public Offering if the aggregate proceeds to the Company therefrom, net of underwriting discounts, commissions and other expenses, are not less than $17.5 million in cash (including the purchase price payable by the Purchaser pursuant to this Section 5.05) (a "Qualifying IPO") or (ii) any
                                             --------------
Private Placement of Equity Securities in which the proceeds to the Company, net of expenses, are not less than $10 million in cash (including the purchase price payable by the Purchaser pursuant to this Section 5.05) (a "Qualifying Private
                                                            ------------------
Placement").
---------

          (b) In the event that the Company wishes to exercise the Company Option, it shall deliver written notice of such exercise (the "Put Notice") to
                                                               ----------
the Purchaser not less than 30 days prior to (i) the closing date of a Qualifying Private Placement or (ii) the date of the filing with the Securities and Exchange Commission of a registration statement for the Qualifying IPO.
Upon delivery of the Put Notice, the Purchaser shall be obligated to purchase from the Company, upon the same terms and subject to the same conditions as the underwriters in the case of a Qualifying IPO, and the other purchasers of Equity Securities in the case of a Qualifying Private Placement, the number of Equity Securities equal to not more than 25 percent of (x) the Equity Securities purchased by the underwriters (excluding Equity Securities purchased by such underwriters pursuant to any over-allotment option) in the case of a Qualifying IPO or (y) the Equity Securities purchased by other purchasers in the case of a Qualifying Private Placement.

          (c) Notwithstanding any other provision of this Section 5.05 to the contrary, (i) the Purchaser shall not be required to purchase Equity Securities having an aggregate purchase price of more than $5 million pursuant to the Company Option; (ii) the Purchaser shall not be required to purchase pursuant to the Company Option any Equity Securities being offered in conjunction with any securities other than Equity Securities; (iii) the Purchaser shall not be required to purchase Equity Securities if such purchase is prohibited by law, if any regulatory approval required to effect any purchase of Equity Securities upon exercise of the Company Option cannot be obtained or during any waiting period under the HSR Act or during any other period in which regulatory approvals are sought by the parties hereto pursuant to Section 5.10, but such purchase shall take place as promptly as practicable after any requisite waiting period has passed and any required notification period has expired or been terminated, or such approval has been obtained; and (iv) the Purchaser shall not be required to purchase Equity Securities pursuant to the Company Option if the Company (A) becomes insolvent, (B) a bankruptcy petition is filed with respect to the Company or any of its Subsidiaries, (C) is adjudicated as a bankrupt pursuant to an involuntary petition in bankruptcy, (D) suffers appointment of a temporary or permanent receiver, trustee or custodian for its business or for all or part of its assets, where such appointment is not discharged within thirty days, (E) makes an assignment for the benefit of creditors, (F) is admitted to the benefits of any procedure for the settlement or postponement of debts, (G) becomes a party to dissolution proceedings or (H) takes any corporate action with respect to any of the foregoing.

          (d) If the Company exercises the Company Option with respect to any Qualifying IPO or Qualifying Private Placement, the Purchaser shall have the right to purchase from the Company in connection with such Qualifying IPO or Qualifying Private Placement, in lieu of any rights granted to the Purchaser pursuant to Section 5.04, up to a number of Equity Securities equal to the greater of (i) forty percent of the Equity Securities sold in such Qualifying IPO or Qualifying Private Placement or (ii) the number of Equity Securities, if any, that the Purchaser would have had a right to acquire in accordance with
Section 5.04, notwithstanding the Purchaser's right granted in this Section 5.05(d).

          (e) In the event that the Purchaser wishes to exercise the right granted in Section 5.05(d), it shall deliver to the Company, not later than ten days prior to (i) the proposed date of the initial filing of the registration statement, in the case of a Qualifying IPO, or (ii) the closing date, in the case of a Qualifying Private Placement, a written notice in which the Purchaser specifies the number of New Voting Securities which the Purchaser elects to purchase and in which the Purchaser agrees to purchase such specified number of New Voting Securities upon the same terms and subject to the same conditions as the underwriters in the case of a Qualifying IPO, and the other purchasers of Equity Securities in the case of a Qualifying Private Placement. Such right must be exercised by the Purchaser in accordance with the procedures set forth in
Section 5.04.

          SECTION 5.06.  Standstill Agreement.  Until the earlier of (a) October
                         --------------------
__, 1998 or (b) the Purchaser's exercise of the Option in accordance with
Section 5.03, the Purchaser shall not, without the prior approval of the Board, acquire, agree to acquire, or make any proposal to acquire, directly or indirectly any securities of the Company, except for the acquisition of shares of Common Stock upon conversion of the Shares and in accordance with Article V of this Agreement.

          SECTION 5.07.  Purchaser's Right of First Negotiation.  If the Company
                         --------------------------------------
receives any proposal concerning, or otherwise wishes to pursue, a merger, consolidation or other transaction in which all or a majority of the Company's equity securities or Voting Securities, all or substantially all of the Company's assets, or any material portion of the assets used by the Company in performing its obligations under the Distribution Agreement would be acquired outside of the ordinary course of business of the Company by any Person (a "Business Combination"), the Company shall deliver
                         ----------------------
written notice (a "Business Combination Notice") of such proposal or intention
                   ---------------------------
to the Purchaser, in the case of a proposal, setting forth the terms of the proposal in reasonable detail. Upon receipt of a Business Combination Notice, the Purchaser shall have the exclusive right to negotiate with the Company concerning a Business Combination, which right shall expire (such period being the "Exclusivity Period") upon the earliest to occur of (a) the thirtieth day
     ------------------
following the commencement of the Exclusivity Period if the Purchaser shall have failed to commence good faith negotiations with the Company with respect to a Business Combination during such thirty day period, (b) either the Purchaser or the Company shall, following such thirty-day period, notify the other that it has reasonably determined that continued negotiations are unlikely to result in a Business Combination and (c) on the 120th day following the date of the Business Combination Notice if the Purchaser and the Company fail to enter into a definitive agreement to effect a Business Combination within such 120 day period. During the Exclusivity Period, the Company shall not engage in any discussions, negotiations, arrangements or understandings with, or provide any non-public or confidential information to, any Person other than the Purchaser with respect to a Business Combination. The Company and the Purchaser agree that all communications between the parties during the Exclusivity Period will be kept strictly confidential and the contents of those communications will not be disclosed to any other person except as, and to the extent, required by applicable law. For one year following the Exclusivity Period, the Company may only enter into a Business Combination with a Person other than the Purchaser if the terms of the Business Combination with such other Person, taken as a whole, are more favorable to the Company and its stockholders than the most favorable terms of a Business Combination proposed to the Company by the Purchaser during the Exclusivity Period.

          SECTION 5.08.  Legend.  The Purchaser agrees that all certificates
                         ------
representing the Shares and the shares of Common Stock to be issued upon conversion of the Shares or pursuant to this Article V shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREUNDER."

The Purchaser agrees to comply with the foregoing transfer restriction legend; and the Purchaser acknowledges that a transfer restriction will be maintained by the Company's stock transfer agent. The legend set forth in this Section 5.08 shall be removed by delivery of substitute certificate(s) without such legend if the Purchaser shall have delivered to the Company an opinion of counsel (it being agreed that Shearman & Sterling shall be deemed satisfactory) in form and substance reasonably satisfactory to the Company and its counsel, to the effect that such legend is not required for purposes of compliance with the Securities Act.

          SECTION 5.09.  Board Observer; Board Representation.  (a)  During the
                         ------------------------------------
period (such period being the "Observation Period") commencing on the
                               ------------------
Purchaser's acquisition of any Equity Securities pursuant to Section 5.05 and ending on the earlier to occur of (i) the Purchaser's exercise of the Option and
(ii) the Purchaser's sale of any of such Equity Securities acquired pursuant to
Section 5.05, the Purchaser shall be entitled to have present at all meetings of the Board one Person designated by the Purchaser and reasonably acceptable to the Company (the "Purchaser Observer"). During the Observation Period, the
                  ------------------
Company (i) shall deliver notice of all meetings of the Board to the Purchaser Observer simultaneously with, and in the same form as, notice to the directors of the Company and (ii) shall deliver to the Purchaser copies of all written materials furnished to the Board simultaneously with the delivery of such written materials to the Board.

          (b) From and after the Purchaser's exercise of the Option, (i) the Purchaser shall have the right to designate a percentage of directors of the Company (such persons being the "Purchaser Designees") equal to the percentage
                                 -------------------
of outstanding shares of Common Stock, on a fully diluted basis, owned by the Purchaser, rounded down to the next whole number, and (ii) at least one Purchaser Designee shall be a member of each Committee of the Board as long as the Purchaser owns at least 25% of the outstanding shares of Common Stock; provided, however, that if at any time following such exercise of the Option,
--------  -------
but only for so long as the Purchaser continues to own a majority of the outstanding shares of Common Stock, the Purchaser owns a majority of the outstanding shares of Common Stock, the Purchaser Designees shall constitute a majority of the directors of the Company and a majority of the members of each Committee of the Board. The Company agrees to take all action permitted by the MBCA necessary to cause the Purchaser Designees to become members of the Board. If the Board is divided into more than one class, the Purchaser Designees shall be distributed as equally as possible among such classes.

          (c) The Board shall recommend to the stockholders of the Company for election the Purchaser Designees who are nominated by the Company to serve as members of the Board, and the Company shall use its reasonable best efforts to solicit proxies from stockholders to vote in favor of such Purchaser Designees. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of a Purchaser Designee, the Purchaser shall cause such Purchaser Designee to be elected to the Board to fill such vacancy.

          SECTION 5.10.  Regulatory Approvals.  If the Purchaser's acquisition
                         --------------------
of any of the shares of Common Stock or Voting Securities subject to issuance pursuant to this Agreement (including, without limitation, the Common Stock or Voting Securities issuable upon conversion of the Preferred Stock or pursuant to
Article V of this Agreement), requires approval of, or prior notification to, any regulatory authority pursuant to the HSR Act or otherwise, the Purchaser shall promptly file the required application for approval or notice and shall expeditiously process such notice or application, as the case may be, and the Company shall use all reasonable efforts to cooperate with the Purchaser in the filing of any such notice or application and the obtaining of any such approval. If the closing of the acquisition of shares of Common Stock or Voting Securities pursuant to this Article V cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, such Closing shall take place as promptly as practicable after the date on which such restriction has expired or been terminated; without limiting the foregoing, if prior approval of, notification to or filing with, any regulatory authority is required pursuant to the HSR Act or otherwise, such closing shall take place as promptly as practicable after any requisite waiting period has passed and any required notification period has expired or been terminated, or such approval has been obtained.

          SECTION 5.11.  Reservation of Shares.  The Company shall at all times
                         ---------------------
reserve and keep available, free from preemptive rights (other than those of the Purchaser), out of its authorized and unissued Common Stock and Voting Securities the number of shares of Common Stock and Voting Securities subject to issuance upon conversion of the Shares

(the "Reserve Amount").  The Company shall not take any corporate action which
      --------------
would require an adjustment in the number of shares of Common Stock and Voting Securities, unless either (i) immediately after such corporate action is taken and the transactions contemplated thereby are consummated, the number of authorized and unissued shares of Common Stock would equal or exceed the Reserve Amount, or (ii) concurrently with the taking of such corporate action, the Company shall take such corporate action as may be necessary to increase its authorized and unissued shares of Common Stock to such number as shall equal or exceed the Reserve Amount. The Company shall from time to time as necessary to fulfill the commitments made in this Article V authorize and make available, free from preemptive rights (other than those of the Purchaser), the number of shares of Common Stock and Voting Securities subject to issuance pursuant to this Article V.

          SECTION 5.12.  Voting Rights; Rights Plan.  (a)  The Company shall not
                         --------------------------
take any action to amend the By-Laws or Restated Articles of Incorporation so as to make Chapter 7B of the MBCA, or any successor thereto, applicable to any acquisition of shares of Common Stock or other Voting Securities by the Purchaser. In the event that the Restated Articles are amended so as to make Chapter 7B of the MBCA, or any successor thereto, applicable to any acquisition of shares of Common Stock or other Voting Securities by the Purchaser, the Company shall take such actions as shall be necessary and permitted by the MBCA so that (a) the shares of Common Stock or other Voting Securities that the Purchaser is entitled to acquire upon conversion of the Shares or pursuant to
Article V hereof will, upon such issuance, and (b) the Shares will, in accordance with their terms, be duly accorded full voting rights. The Company shall use its best efforts, including the solicitation of votes by proxy, to obtain such votes of shareholders of the Company as shall be necessary to accord the Purchaser with such full voting rights.

          (b) The Company shall not adopt a shareholder rights plan, enter into any agreement, arrangement or understanding or grant any warrants, options, rights or any other privileges which, upon acquisition by the Purchaser of shares of Common Stock or other Voting Securities upon conversion of the Shares or pursuant to Article V hereof, would result in the Purchaser, in its capacity as a holder of such securities, being subject to different rights and obligations as all other holders of Common Stock or Voting Securities, as a result of such acquisition.

          SECTION 5.13.  Survival of Representations and Warranties.  The
                         ------------------------------------------
representations and warranties of the Company in Article III and the Purchaser in Article IV shall survive the

Closing until October   , 1996.
                     ---

          SECTION 5.14.  Company's Right of First Negotiation.  If the Purchaser
                         ------------------------------------
elects to pursue a sale of all of the Company's Equity Securities and Voting Securities acquired pursuant to this Agreement ( a "Purchaser's Equity Sale"),
                                                    -----------------------
the Purchaser shall deliver written notice (a "Purchaser's Equity Sale Notice")
                                               ------------------------------
of such intention to the Company. Upon receipt of a Purchaser's Equity Sale Notice, the Company shall have the exclusive right to negotiate with the Purchaser concerning a Purchaser's Equity Sale, which right shall expire upon the thirtieth day following the receipt of such notice. The Company and the Purchaser agree that all communications between the parties during such period will be kept strictly confidential and the contents of those communications will not be disclosed to any other person except as, and to the extent, required by applicable law.


                                   ARTICLE VI

                    TERM, TERMINATION, AMENDMENT AND WAIVER
                    ---------------------------------------

          SECTION 6.01.  Term.  Unless otherwise terminated by a written
                         ----
instrument executed by each of the Company and the Purchaser, this Agreement shall be in full force and effect until the expiration or termination of the Distribution Agreement in accordance with the terms thereof, whereupon the rights and obligations of the parties under this Agreement shall terminate.

          SECTION 6.02.  Amendment.  This Agreement may not be amended or
                         ---------
modified except by an instrument in writing signed by each of the parties hereto.

          SECTION 6.03.  Waiver.  Either party hereto may (a) waive any
                         ------
inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (b) waive compliance with any of the agreements contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. The failure of either party to assert any of its rights hereunder shall not constitute a waiver of any such rights.


                                  ARTICLE VII

                               GENERAL PROVISIONS
                               ------------------

          SECTION 7.01.  Notices.  All notices, requests, claims, demands and
                         -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to the Purchaser:

          Cobe Laboratories, Inc.
          1185 Oak Street
          Lakewood, Colorado  80215
          Attention:  Edward Wood
          Telecopy:  (303) 231-4160

     with a copy to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York  10022
          Attention:  Peter D. Lyons, Esq.
          Telecopy:  (212) 848-7179

          (b)  if to the Company:

          Aastrom Biosciences, Inc.
          P.O. Box 376 - (Mail)
          Ann Arbor, Michigan  48105
          Dominos Farms, Lobby L - (Direct Delivery)
          Attention:  R. Douglas Armstrong, Ph.D.
                      President and Chief Executive Officer
          Telecopy:  (313) 665-0485

     with a copy to:

          Gray, Cary, Ames & Frye
          401 B Street, Suite 1700
          San Diego, California  92101
          Attention:  T. Knox Bell, Esq.
          Telecopy:  (619) 236-1048

          SECTION 7.02.  Entire Agreement; Assignment.  This Agreement
                         ----------------------------
constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, other than by the Purchaser to its Affiliates (in which event the Purchaser shall continue to remain fully liable under this Agreement), without the express written consent of the Purchaser and the Company (which consent may be granted or withheld in the sole discretion of the Company or the Purchaser). Any assignment to an Affiliate of the Purchaser shall not become effective until such Affiliate has agreed to be bound by the terms of this Agreement.

          SECTION 7.03.  Parties in Interest.  This Agreement shall be binding
                         -------------------
upon and inure solely to the benefit of each party hereto and in Exhibit 5.02, and nothing in this

Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 7.04.  Governing Law.  This Agreement shall be governed by,
                         -------------
and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state.

          SECTION 7.05.  Headings.  The descriptive headings contained in this
                         --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 7.06.  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any law, rule, regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          SECTION 7.07.  Counterparts.  This Agreement may be executed in one or
                         ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 7.08.  Specific Performance.  The parties hereto agree that
                         --------------------
irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 7.09.  WAIVER OF TRIAL BY JURY.  THE PURCHASER AND THE COMPANY
                         -----------------------
HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the Purchaser and the Company have each caused this Agreement to be executed by its duly authorized officer as of the date first written above.


                        COBE LABORATORIES, INC.


                        By: /s/ MATS WAHLSTROM
                           ------------------------------
                           Name:  Mats Wahlstrom
                           Title: President



                        AASTROM BIOSCIENCES, INC.


                        By: /s/ R. DOUGLAS ARMSTRONG
                           ------------------------------
                           Name:  R. Douglas Armstrong
                           Title: President and
                                  Chief Executive Officer

                     AMENDMENT TO STOCK PURCHASE AGREEMENT


          This Amendment is entered into as of October 29, 1996 by and between Cobe Laboratories, Inc., a Colorado corporation (the "Purchaser") and Aastrom Biosciences, Inc., a Michigan corporation (the "Company") with respect to that certain Stock Purchase Agreement between the Purchaser and the Company, dated as of October 22, 1993 (the "Stock Purchase Agreement").

               1. Pursuant to Section 5.04 of the Stock Purchase Agreement, the Purchaser has certain preemptive rights to purchase additional capital stock of the Company. Pursuant to Section 5.05 of the Stock Purchase Agreement, the Company has a "put option" to require the Purchaser to purchase certain additional capital stock in the Company.

               2. As specified in the definition set forth in the Stock Purchase Agreement, the "Applicable Preemptive Price" for the Purchaser to pay for purchasing the Company's capital stock in a public offering of stock by the Company is the public offering price, less underwriting discounts and commissions (e.g., a 7% underwriter's discount).

               3.  If the Company exercises its "put option" as specified in
Section 5.05 of the Stock Purchase Agreement, the price per share payable by the Purchaser is the public offering price per share, less underwriting discounts and commissions (e.g., a 7% underwriter's discount).

               4.  The Purchaser and the Company hereby amend the Stock
Purchase Agreement, and particularly the sections referenced above, so as to provide for the Purchaser to pay the same purchase price per share as is paid by a public purchaser in the public stock offering, if and when the Purchaser purchases capital stock of the Company pursuant to Section 5.04 and/or 5.05 pursuant to a public stock offering, without the Purchaser being entitled to a price discount for the underwriter's discounts or commissions. This foregoing amendment applies only to capital stock purchased by the Purchaser from the Company at the time of the Company's initial public offering of stock.

               5. The Purchaser is agreeing to the foregoing modifications to the stock purchase price in consideration and recognition of the terms in that certain Stock Purchase Agreement (for Series F Preferred stock) between the Purchaser and the Company, and other good and valuable consideration, receipt of which is hereby acknowledged by the Purchaser.

               6. Terms defined in the Stock Purchase Agreement shall have the same meaning in this Amendment.

               7. Excepting only as otherwise set forth above, all other terms and provisions of the Stock Purchase Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the Company and the Purchaser each have caused this Amendment to be executed by its duly authorized officer as of date first written above.

                                         COBE LABORATORIES, INC.


                                         By:  /s/ Edward C. Wood
                                             -------------------

                                         AASTROM BIOSCIENCES, INC.


                                         By:  /s/ R. Douglas Armstrong
                                             -------------------------